SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2004

World Monitor Trust – Series A

(Exact name of Registrant as Specified in its Charter)

Delaware	0-25785	13-3985040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One New York Plaza, 13th Floor, New York, New York 10292

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code     (212) 778-7866

Item 1.	Changes in Control of Registrant.

(b) Prudential Securities Group Inc. (“PSG”) and Preferred Investment Solutions Corp., formerly Kenmar Advisory Corp. (“Preferred”) have entered into a Stock Purchase Agreement, dated as of June 30, 2004 (the “Stock Purchase Agreement”), pursuant to which PSG will sell, and Preferred will buy, all of the capital stock of Prudential Securities Futures Management Inc. (“PSFMI” or the “Managing Owner”) and Seaport Futures Management, Inc. (“SFMI”) (the “Transaction”), for an aggregate consideration equal to the Net Asset Values (as defined in the Stock Purchase Agreement) of the general partner or managing owner interests held by PSFMI and SFMI in all (except one fund which will be dissolved) managed commodity funds (including the Registrant) operated by them (unless excluded as provided below), plus a premium. The Transaction is not a transaction in which the Registrant or the Managing Owner is a contracting party, but is reported hereunder because the capital stock of the Managing Owner will be sold by its immediate parent to Preferred.

In connection with the Transaction, the Managing Owner of the Registrant will solicit proxies seeking approval from the Registrant’s interestholders for the sale of the stock of the Managing Owner to Preferred; the concomitant approval of Preferred as the new managing owner of the Registrant and the approval of certain amendments to the Registrant’s Amended and Restated Declaration of Trust and Trust Agreement dated March 17, 1998 (the “Trust Agreement”) that Preferred believes will not materially change the operation of, and are intended to be beneficial to, the Registrant (the “Proposal”).

If the Registrant’s interestholders do not, for any reason, approve the Proposal, the Registrant would not be included in the sale to Preferred and the value of the managing owner interest in the Registrant held by PSFMI would not be included in the consideration paid to PSG. Similarly, if interestholders in other commodity funds managed by PSFMI and SFMI do not, for any reason, approve similar proposals to be made with respect to their commodity funds, those funds would not be included in the sale to Preferred and, in each case, the value of their respective general partner or managing owner interests would not be included in the consideration paid to PSG. It is a condition to the consummation of the Transaction that the aggregate Net Asset Values of all commodity funds managed by PSFMI and SFMI to be transferred to Preferred must be at least $97,000,000.

The Stock Purchase Agreement contains provisions relating to representations and warranties by each of PSG and Preferred (including a representation and warranty that Preferred will only replace commodity trading advisors for the various commodity funds (a) if required to do so under Preferred’s fiduciary duties under applicable law or (b) if Preferred, in its reasonable discretion, believes it is in the best interest of the interestholders to do so), indemnifications for losses resulting from breaches of representations and warranties and for certain other losses and the operation of the business of the Registrant and other commodity funds by PSFMI and SFMI generally in the ordinary course until the closing of the Transaction. Additionally, Preferred may continue to use the names “World Monitor” and “Diversified Futures” in connection with the funds to be acquired, but, following the closing of the Transaction, may not use the names “Prudential”, “Prudential-Bache” or “Seaport”.

The expenses incurred by PSG in connection with the solicitation of proxies for various funds managed by PSFMI and SMFI will be reimbursed by Preferred to PSG.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD MONITOR TRUST – SERIES A

		By:	Prudential Securities Futures Management Inc., a Delaware corporation, Managing Owner

Date:	July 1, 2004	By:	/s/ Brian J. Martin
Brian J. Martin President and Director